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                                                                     Exhibit 3.3

                            ARTICLES OF INCORPORATION

                                       OF

                            CPI HOLDINGS INCORPORATED

                                  JUNE 28, 2006

      FIRST: The undersigned trustees do hereby form a real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

      SECOND: The name of the real estate investment trust is CPI Holdings Incorporated (the "Corporation").

      THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which real estate investment trusts may be organized under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland as now or hereafter in force.

      FOURTH: The street address of the principal office of the Corporation in Maryland is c/o CSC - Lawyers Incorporating Service Company whose address is 11 East Chase Street, Baltimore, Maryland 21202.

      FIFTH: The name of the resident agent of the Corporation in Maryland is CSC - Lawyers Incorporating Service Company whose address is 11 East Chase Street, Baltimore, Maryland 21202.

      SIXTH: The Corporation has authority to issue 120,000,000 shares, all of which are designated as common stock with a par value of $0.001 per share.

      SEVENTH: The number of directors of the Corporation shall initially be one. The number of directors of the Corporation may be changed pursuant to the bylaws of the Corporation but shall at no time be less than the minimum number required under the Maryland law. The name of the initial director who shall act until the first meeting or until his successor is duly chosen and qualified is Douglas E. Barzelay.

      EIGHTH: The directors shall be elected at each annual meeting of shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the bylaws.


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 IN WITNESS WHEREOF, the                    I hereby consent to my designation
undersigned have caused these               in this document as resident agent
Articles of Incorporation to be             for the Corporation.
executed as of the day and year
first written above. The                    SIGNATURE OF RESIDENT AGENT:
undersigned acknowledge, under
penalties of perjury, that this
document is such directors' free            By:     /s/ Angela Conaway
act and deed, and that, to the best            -------------------------------
of their knowledge, information and         CSC - Lawyers Incorporating Service
belief, the matters and facts set                 Company
forth herein are true in all
material respects.

SIGNATURE OF DIRECTORS:



     /s/ Douglas E. Barzelay
-----------------------------------
Name:    Douglas E. Barzelay